Exhibit 13.1

Section 906 Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2010 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Alfredo Sáenz, the Second Vice Chairman and Chief Executive Officer, José Antonio Alvarez, the Chief Financial Officer and José Tejón, the Chief Accounting Officer of Banco Santander, S.A., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Banco Santander, S.A.

Date: June 6, 2011

/s/ Alfredo Sáenz
Name:	Alfredo Sáenz
Title:	Second Vice Chairman and Chief Executive Officer

/s/ José Antonio Álvarez
Name:	José Antonio Álvarez
Title:	Chief Financial Officer

/s/ José Tejón
Name:	José Tejón
Title:	Chief Accounting Officer